UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2019 (March 22, 2019)

CALERES, INC.
(Exact name of registrant as specified in its charter)

New York	1-2191	43-0197190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 Maryland Avenue, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2019, Caleres, Inc. (the “Company”) appointed Todd Hasty to the position of Vice President, Chief Accounting Officer, effective immediately. In this position, Mr. Hasty will assume the duties of the Company's principal accounting officer from Kenneth H. Hannah, who continues to be Chief Financial Officer. Mr. Hasty, 46, joined the Company in January 2004 and has served in a variety of roles with the Company, most recently as the Company’s Vice President, Controller from March 2016 to March 2019 and Vice President, Assistant Controller from October 2007 to March 2016. Prior to joining the Company, Mr. Hasty was employed at Ernst & Young LLP from 1994 until January 2004.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALERES, INC.

Date: March 27, 2019	/s/ Thomas C. Burke
Thomas C. Burke
Vice President, General Counsel and Secretary